AMENDMENT TO

MASTER SERVICES AGREEMENT

This Amendment (“Amendment”) is made as of August 20, 2024, by and between Unified Series Trust, an Ohio business trust (the “Trust”) and Ultimus Fund Solutions, LLC, an Ohio limited liability company (“Ultimus”), and amends the Master Services Agreement made as of January 5, 2017, as amended (the “Agreement”). Capitalized terms used in the Amendment and not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Trust and Ultimus wish to amend Schedule A to the Agreement in order to reflect the current Fund Portfolios under the Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.	Effective August 20, 2024, Schedule A to the Agreement shall be deleted in its entirety and the Schedule A attached hereto shall be inserted in lieu thereof.

2.	Except as set forth herein, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment by a duly authorized representative of the parties hereto.

UNIFIED SERIES TRUST                    ULTIMUS FUND SOLUTIONS, LLC

By: /s/ Martin R. Dean                               By: /s/ Gary Tenkman

Name: Martin R. Dean                               Name: Gary Tenkman

Title: President                                           Title: Chief Executive Officer

SCHEDULE A

to the

Master Services Agreement between

Unified Series Trust and

Ultimus Fund Solutions, LLC Dated January 5, 2017

Fund Portfolio(s) (by fiscal year end)

Absolute Capital Opportunities Fund (3/31)

Absolute Convertible Arbitrage Fund (3/31)

Absolute Flexible Fund (3/31)

Absolute Strategies Fund (3/31)

Absolute Select Value ETF (3/31)

Dean Mid Cap Value Fund (3/31)

Dean Small Cap Value Fund (3/31)

Dean Equity Income Fund (3/31)

Efficient Enhanced Multi-Asset Fund (5/31)

Fisher Investments Institutional Group Stock Fund for Retirement Plans (8/31)

Fisher Investments Institutional Group Fixed Income Fund for Retirement Plans (8/31)

Fisher Investments Institutional Group ESG Stock Fund for Retirement Plans (8/31)

Fisher Investments Institutional Group ESG Fixed Income Fund for Retirement Plans (8/31)

Fisher Investments Institutional Group All Foreign Equity Environmental and Social Values Fund (8/31)

Fisher Investments Institutional Group U.S. Large Cap Equity Environmental and Social Values Fund (8/31)

Fisher Investments Institutional Group U.S. Small Cap Equity Fund (8/31)

Tactical Multi-Purpose Fund (8/31)

OneAscent Large Cap Core ETF (8/31)

OneAscent Small Cap Core ETF (8/31)

OneAscent Core Plus Bond ETF (8/31)

OneAscent Emerging Markets Fund (8/31)

OneAscent International Equity Fund (8/31)

Appleseed Fund (9/30)

Ballast Small/Mid Cap ETF (9/30)

Channel Short Duration Income Fund (9/30)

Q India Equity Fund (9/30)

Standpoint Multi-Asset Fund (10/31)

Auer Growth Fund (11/30)

Crawford Large Cap Dividend Fund (12/31)

Crawford Small Cap Dividend Fund (12/31)

Crawford Multi-Asset Income Fund (12/31)